Exhibit 10.143

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this “Guaranty”) is dated December 30, 2011, but effective as of 12:01 a.m. on January 1, 2012 by ADCARE HEALTH SYSTEMS, INC., an Ohio corporation, and ADCARE PROPERTY HOLDINGS, LLC, an Ohio limited liability company (collectively, the “Guarantors” and each, a “Guarantor”), to and for the benefit of EAGLEWOOD VILLA, LTD., an Ohio limited partnership (the “Lender”).

WHEREAS, AdCare Property Holdings, LLC, an Ohio limited liability company, and the Lender have entered a Purchase and Sale Agreement dated August 15, 2011, as amended (the “PSA”), pursuant to which AdCare Property Holdings, LLC has agreed to purchase and the Lender has agreed to sell certain assets and real property, expressly including that certain assisted living facility commonly known as “Eaglewood Village” located at 3001 Middle Urbana Road, Springfield, Ohio 45502 (the “Facility”); and

WHEREAS, AdCare Property Holdings, LLC has assigned its rights under the PSA to acquire the Facility to Eaglewood Property Holdings, LLC, a Georgia limited liability company, and Eaglewood Village, LLC, a Georgia limited liability company (collectively, the “Borrowers” and each, a “Borrower”) and AdCare Property Holdings, LLC is the sole member and owner of all equity interest of each such Borrower; and

WHEREAS, in connection with the sale of the Facility and payment therefor Borrowers have executed and delivered to Lender a Cognovit Promissory Note of even date herewith (the “Note”) pursuant to which Borrowers have agreed to borrow from Lender, and Lender has agreed to lend to Borrowers $500,000.00 (the “Principal Amount”); and

WHEREAS, Lender is willing to make the Principal Amount available to Borrowers by way of a loan only upon the condition that Guarantors execute and deliver to Lender this Guaranty and agree to perform and to comply with their obligations under this Guaranty; and

NOW, THEREFORE, in consideration of the foregoing and of the covenants and agreements hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, and as an inducement for Lender to loan the Principal Amount to Borrowers, the Guarantors, intending to be legally bound hereby, agree as follows:

1.                                       All capitalized terms in this Guaranty and not defined herein shall have the defined meanings provided in the Pledge and Security Agreement entered by AdCare Property Holdings, LLC, as Pledgor, as of the date of this Guaranty.  Whenever the context so requires, each reference to gender includes the masculine and feminine, the singular number includes the plural and vice versa. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty, and references to section, article, annex, schedule, exhibit and like references are references to this Guaranty unless otherwise specified.  A Default or Event of Default shall “continue” or be “continuing” until such Default or Event of Default has been cured within any applicable cure period or otherwise waived in writing by Lender.  References in this Guaranty to any Person shall include such Person and its successors and permitted assigns.

2.                                       Guarantors, jointly and severally, unconditionally, irrevocably and absolutely guarantee the due and punctual payment and performance when due of the Note and the interest thereon and of the Guaranteed Obligations (as defined below) and any and all other monies and amounts due or which may become due on or with respect to any of the foregoing, and the due and punctual performance and observance by Borrowers of all of the other terms, covenants, agreements and conditions of the Note, in any case whether according to the present terms thereof, at any earlier or accelerated date or dates or pursuant to any extension of time or to any change in the terms, covenants, agreements and conditions thereof now or at any time hereafter made or granted (collectively, such items being the “Guaranteed Obligations”). Guarantors acknowledge that this Guaranty shall be deemed a continuing guaranty of the Guaranteed Obligations.

3.                                       This Guaranty is a guaranty of payment, not of collection.  Guarantors agree that this Guaranty may be enforced by Lender without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the debt through foreclosure proceedings under the Loan Documents or otherwise, and Guarantors hereby waive any rights to require Lender to proceed against Borrowers or to require Lender to pursue any other remedy or enforce any other right.  Guarantors further agree that nothing contained herein shall prevent Lender from suing on the Note or foreclosing any of the Loan Documents or from exercising any other rights available to them under the Loan Documents, or any other instrument of security if neither Borrowers nor Guarantors timely perform the obligations of Borrowers thereunder, and the exercise of any of the aforesaid rights and the completion of any foreclosure or other proceedings shall not constitute a discharge of Guarantors’ obligations hereunder; it being the purpose and intent of Guarantors that the Guarantors’ obligations hereunder shall be absolute, independent and unconditional under any and all circumstances.  Neither the Guarantors’ obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release, or limitation of the liability of Borrowers or any Borrower, or any co-guarantors or by reason of the Borrowers’ or any co-guarantor’s bankruptcy or insolvency.

If any Guaranteed Obligation is not satisfied when due, whether by acceleration or otherwise, the Guarantors shall forthwith satisfy such Guaranteed Obligation, upon demand, and no such satisfaction shall discharge the obligations of the Guarantors hereunder until all Guaranteed Obligations have been indefeasibly paid in cash and performed and satisfied in full and the Note fully satisfied. The liability of Guarantors under this Guaranty shall be primary and direct and not conditional or contingent upon the enforceability of any obligation, the solvency of Borrowers or any other Person, any obligation or circumstance which might otherwise constitute a legal or equitable discharge or defense of a surety or guaranty or the pursuit by Lender of any remedies they may have against Borrowers or any other guarantor of the Guaranteed Obligations or any other Person. Lender shall not be required to make any demand on Borrowers or any other guarantor of the Guaranteed Obligations or any other Person or to sell at foreclosure or otherwise pursue or exhaust its remedies against any collateral of Borrowers or any other guarantor of the Guaranteed Obligations or any other Person before, simultaneously with or after enforcing its rights and remedies hereunder against Guarantors or either Guarantor, and any one or more successive and/or concurrent actions may be brought against Guarantors in the same action brought against Borrowers or any other guarantor of the Guaranteed Obligations or any other Person or in separate actions, as often as Lender may deem advisable, in their sole discretion.

4.                                       Each Guarantor hereby represents and warrants to Lender (which representations and warranties shall survive the execution and delivery of this Guaranty) the following:

(A)                              AdCare Healthcare Systems, Inc., is a corporation, duly organized, validly existing and in good standing under the laws of the State of Ohio, and AdCare Property Holdings, LLC, is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Ohio;

(B)                                Guarantor (i) has all requisite power and authority to own its properties and assets and to carry on its business as now being conducted, and (ii) is duly qualified to do business in every jurisdiction in which failure so to qualify could reasonably be expected to have or result in a Material Adverse Change;

(C)                                Guarantor has all requisite power and authority (i) to execute, deliver and perform this Guaranty, and (ii) to consummate the transactions contemplated hereunder, and Guarantor is under no legal restriction, limitation or disability that would prevent it from doing any of the foregoing;

(D)                               The execution, delivery and performance by Guarantor of this Guaranty and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary actions on the part of Guarantor (including any required approval of shareholders or members or other equity holders, if applicable) (none of which actions have been modified or rescinded, and all of which actions are in full force and effect), and this Guaranty has been duly executed and delivered by Guarantor and constitute the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms;

(E)                                 The execution, delivery and performance by Guarantor of this Guaranty and the other Loan Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby do not and will not (1) violate any provision of any applicable law, statute, rule, regulation, ordinance, license or tariff or any judgment, decree or order of any court or other Governmental Authority binding on or applicable to Guarantor or any of its properties or assets; (2) result in a breach of any indenture, agreement or other instrument to which Guarantor is a party; or (3) conflict with or violate any provision of the certificate of incorporation or formation, by-laws, or operating agreement of Guarantor; and

(F)                                 During the five years prior to the date hereof, Guarantor has not conducted business under or used any other name (whether corporate, partnership or assumed).

5.                                       Guarantors hereby waive demand, setoff, counterclaim, presentment, protest, notice of dishonor or non-payment, as well as all defenses with respect to any and all instruments, notice of acceptance hereof, credit extended, collateral received or delivered, or any other action taken by Lender in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein, it being the intention hereof that Guarantors shall remain liable as a principal until the full amount of all Guaranteed Obligations shall have been indefeasibly paid in full in cash and performed and satisfied in full, notwithstanding any act, omission, or anything else which might otherwise operate as a legal or equitable discharge of Guarantor.  The pleading of any statute of limitations as a defense to any demand against Guarantors or either Guarantor hereunder and under the other Loan Documents is expressly waived by Guarantors.

6.                                       Guarantors acknowledge and agree that Lender shall have the full right and power, in their sole discretion and without any notice to or consent from Guarantors and without affecting or discharging, in whole or in part, the liability of Guarantors hereunder to deal in any manner with the Guaranteed Obligations and any security or guaranties therefor, including, without limitation, to (A) release, extend, renew, accelerate, compromise or substitute and administer the Guaranteed Obligations and other obligations under the Loan Documents in any manner they see fit, (B) release any or all collateral for the Guaranteed Obligations, (C) release any guarantor of or other obligor of the Guaranteed Obligations, (D) extend the time for payment of the Guaranteed Obligations or any part thereof (E) change the interest rate on the Guaranteed Obligations, (F) reduce or increase the outstanding principal amount of the Guaranteed Obligations, (G) accelerate the Guaranteed Obligations, (H) make any change, amendment or modification whatsoever to the terms or conditions of the Note or other Loan Documents, (f) extend, in whole or in part, on one or any number of occasions, the time for the payment of any principal or interest or any other amount pursuant to any Note or for the performance of any term or condition of the Loan Documents, (I) settle, compromise, release, substitute, impair, enforce or exercise, or fail or refuse to enforce or exercise, any claims, rights, or remedies, of any kind or nature, which Lender may at any time have against Borrowers or any Borrower or any other guarantor of the Guaranteed Obligations or any other Person, or with respect to any security interest of any kind held by Lender at any time, whether under any Loan Document or otherwise, (K) release or substitute any security interest of any kind held by Lender at any time, (L) collect and retain or liquidate any collateral subject to such security interest, (M) make advances for the purpose of performing any term or covenant contained in the Loan Documents with respect to which the Borrowers or any other guarantor of the Guaranteed Obligations is in default, (N) foreclose on any of the collateral, (O) grant waivers or indulgences, (P) take additional collateral, (Q) obtain any additional guarantors, (R) take a deed in lieu of foreclosure and/or (S) take or fail to take any other action whatsoever with respect to the Guaranteed Obligations. Guarantors hereby waive and agree not to assert against Lender any rights which a guarantor or surety could exercise.

7.                                       Guarantors agree that they shall have no right of subrogation whatever with respect to the Guaranteed Obligations guaranteed hereby or to any collateral securing such Guaranteed Obligations unless and until such Guaranteed Obligations have been irrevocably and indefeasibly paid in full in cash and performed in full and the Note and this Guaranty have been terminated.

8.                                       Guarantors agree that this Guaranty shall inure to the benefit of and may be enforced by Lender, all future holders of any Note or any of the Guaranteed Obligations or any of the collateral and all Transferees (as defined below), and each of their respective successors and permitted assigns, and shall be binding upon and enforceable against Guarantors and Guarantors’ assigns and successors. GUARANTORS ACKNOWLEDGE THAT LENDER AT ANY TIME AND FROM TIME TO TIME MAY SELL, ASSIGN OR GRANT PARTICIPATING INTERESTS IN OR TRANSFER ALL OR ANY PART OF THEIR RIGHTS OR OBLIGATIONS OR THE RIGHTS OR OBLIGATIONS OF ANY ONE OR MORE OF THEM UNDER, THIS GUARANTY, THE NOTE, THE GUARANTEED OBLIGATIONS, ANY COLLATERAL AND/OR THE LOAN DOCUMENTS TO ONE OR MORE OTHER PERSONS (EACH SUCH TRANSFEREE, ASSIGNEE OR PURCHASER, A “TRANSFEREE”). In such case, the Transferee shall have all of the rights and benefits with respect to the portion of such Guaranteed Obligations, the Note, this Guaranty, any collateral and the Loan Documents held by it as fully as if such Transferee were the original holder thereof (including without limitation rights of set-off and recoupment), and shall become vested with all of the powers and rights given to Lender hereunder with respect thereto, and shall be deemed to be a “Lender” for all purposes hereunder, the predecessor Lender or Lenders shall thereafter be forever released and fully discharged from any liability or responsibility hereunder with respect to the rights and interests so assigned. Any Lender or any Transferee may be designated as the sole agent to manage the transactions and obligations contemplated herein.

9.                                       Any notice or request under this Guaranty shall be given to Guarantors at the address set forth beneath its signature on the signature page to this Guaranty, and if to Lender, at the address set forth below, or at such other address as such party may hereafter specify in a notice given in the manner required under this Section 9. Any notice or request hereunder shall be given only by, and shall be deemed to have been received upon (each a “Receipt”): (i) registered or certified mail, return receipt requested, on the date on which such is received as indicated in such return receipt, or (ii) delivery by a nationally recognized overnight courier, one (1) Business Day after deposit with such courier.

c/o The Wallick Companies

6800 Tussing Road

Reynoldsburg, Ohio 43068

Attn:  Thomas A. Feusse

with a copy to:

Dinsmore & Shohl LLP

191 West Nationwide Blvd., Suite 300

Columbus, Ohio 43215

Attn:  Jodi Diewald Dyer, Esq.

10.                                 If any term or provision of this Guaranty is adjudicated to be invalid under applicable laws or regulations, such provision shall be inapplicable to the extent of such invalidity or unenforceability without affecting the validity or enforceability of, the remainder of this Guaranty which shall be given effect so far as possible.

11.                                 This Guaranty shall be governed by and construed in accordance with the internal laws of the State of Ohio without giving effect to its choice of law provisions. Any judicial proceeding brought by or against Guarantors or either of them with respect to any of the Guaranteed Obligations or any of the rights or obligations hereunder, this Guaranty or any related agreement may be brought in any federal or state court of competent jurisdiction located in the State of Ohio, and, by execution and delivery of this Guaranty, each Guarantor accepts for itself and in connection with its properties generally and unconditionally the non-exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Guaranty and/or any of the other Loan Documents or any such other agreement. Each Guarantor waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Each Guarantor acknowledges that Guarantors participated in the negotiation and drafting of this Guaranty and that, accordingly, Guarantors shall not move or petition a court construing this Guaranty to construe it more stringently against Lender than against Guarantors.

12.                                 This Guaranty may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument. This Guaranty may be executed by facsimile or electronic mail transmission, which facsimile or electronic mail signatures shall be considered original executed counterparts for purposes of this Section 12, and each Guarantor agrees that it will be bound by its own facsimile or e-mail signature and that it accepts the facsimile signature of each other party to this Guaranty.

13.                                 EACH GUARANTOR HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION (A) ARISING UNDER THIS GUARANTY OR ANY OTHER LOAN DOCUMENT  OR (B) IN ANY WAY RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS EVIDENCED HEREBY OR THEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND EACH GUARANTOR HEREBY AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT EITHER GUARANTOR OR LENDER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 13 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF GUARANTOR TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

14.                                 This Guaranty and the other Loan Documents to which either Guarantor is a party constitute the entire agreement between Guarantors and Lender with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings, if any, relating to the subject matter hereof or thereof. Neither this Guaranty nor any provision hereof may be changed, modified, amended, waived, restated, supplemented, canceled or terminated other than by an agreement in writing signed by both Lender and Guarantors. Guarantors acknowledge that Guarantors have been advised by counsel in connection with the negotiation and execution of this Guaranty and the other Loan Documents to which either Guarantor is a party and neither Guarantor is relying upon oral representations or statements inconsistent with the terms and/or provisions of this Guaranty or such documents. Any waiver of this Guaranty by Lender shall be limited solely to the express terms and provisions of such waiver.

15.                                 CONFESSION OF JUDGMENT.  Guarantor authorizes any attorney of record to appear for him/her in any court of record, after a Guaranteed Obligations becomes due and payable whether by its terms or upon default, waive the issuance and service of process, and release all errors, and confess a judgment against it in favor of the holder of such Guaranteed Obligations, for the principal amount of such Guaranteed Obligations plus interest thereon, together with court costs and attorneys’ fees. Stay of execution and all exemptions are hereby waived. If a Guaranteed Obligations is referred to an attorney for collection, and the payment is obtained without the entry of a judgment, the obligors shall pay to the holder of such obligation its attorneys’ fees.  GUARANTOR AGREES THAT AN ATTORNEY WHO IS COUNSEL TO LENDER OR ANY OTHER HOLDER OF SUCH GUARANTEED OBLIGATION MAY ALSO ACT AS ATTORNEY OF RECORD FOR GUARANTOR WHEN TAKING THE ACTIONS DESCRIBED ABOVE IN THIS PARAGRAPH.  GUARANTOR AGREES THAT ANY ATTORNEY TAKING SUCH ACTIONS MAY BE PAID FOR THOSE SERVICES BY LENDER OR THE HOLDER OF SUCH OBLIGATION.  GUARANTOR WAIVES ANY CONFLICT OF INTEREST THAT MAY BE CREATED BECAUSE THE ATTORNEY WHO ACTS FOR GUARANTOR PURSUANT TO THIS PARAGRAPH IS ALSO REPRESENTING LENDER OR THE HOLDER OF SUCH GUARANTEED OBLIGATION, OR BECAUSE SUCH ATTORNEY IS BEING PAID BY LENDER OR THE HOLDER OF SUCH GUARANTEED OBLIGATION.

[Signature page follows]

GUARANTY AGREEMENT

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL.  IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

IN WITNESS WHEREOF, Guarantors have executed this Guaranty Agreement as of the day and year first above written.

GUARANTOR:		GUARANTOR:

ADCARE HEALTH SYSTEMS, INC., an Ohio corporation		ADCARE PROPERTY HOLDINGS, LLC, an Ohio limited liability company

By:	/s/ Christopher F. Brogdon	By:	/s/ Christopher F. Brogdon
	Christopher F. Brogdon, Vice President and Chief Acquisitions Officer		Christopher F. Brogdon, Vice President and Chief Acquisitions Officer of ADCare Health Systems, Inc., authorized representative

Address for Notices for Guarantors:

Two Buckhead Plaza

3050 Peachtree Road NW, Suite 355

Atlanta, Georgia 30305

Attn:  Boyd P. Gentry

with a copy to:

Gregory P. Youra, Esq.
Holt Ney Zatcoff & Wasserman, LLP
100 Galleria Pkwy, Suite 1800
Atlanta, Georgia 30339